UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-3952

Date of Report (date of earliest event reported):    August 3, 2009

SIBONEY CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-3952	73-0629975
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

P.O. BOX 221029		63122
ST. LOUIS, MISSOURI		(Zip Code)
(Address of principal executive offices)

(314) 922-3167
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On Saturday, August 1, 2009, Timothy J. Tegeler, the sole remaining secured creditor of Siboney Corporation (the “Company”), caused to be published a Notice of Public Sale in The Countian – St. Louis County (the “Public Notice”).  The Public Notice gives notice, pursuant to the Uniform Commercial Codes of Missouri and Maryland, of a public auction (the “Public Sale”) of the collateral securing the 10% Subordinated Secured Promissory Note dated March 21, 2007 issued by the Company to Mr. Tegeler.  The collateral consists of 100% of the common stock of (a) Siboney Coal Company, a Kentucky corporation, (b) Siboney Resources-Texas, a Texas corporation, and (c) Axel Heiberg Oil Company, a Delaware corporation.  Mr. Tegeler is also the chief executive officer of the Company and the principal beneficial owner of the Company’s outstanding shares.

As previously disclosed, the Company has ceased its ongoing business operations and Company anticipates there may be a deficiency between the proceeds of the Public Sale and the obligation owed Mr. Tegeler.  Accordingly, the Company anticipates that, upon completion of the Public Sale, the Company will have no significant remaining assets.

A copy of the Notice of Public Sale is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 3, 2009

SIBONEY CORPORATION

By: /s/ Timothy J. Tegeler
Timothy J. Tegeler
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.        Description

99.1	Notice of Public Sale published in The Countian – St. Louis County on August 1, 2009.